Exhibit 4.2

LIMITED WAIVER TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS LIMITED WAIVER TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”), is made and effective as of November 1, 2007 among RADIATION THERAPY SERVICES, INC., a Florida corporation (the “Borrower”), each SUBSIDIARY GUARANTOR party to a Subsidiary Guaranty pursuant to the terms of the Credit Agreement (as defined below), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), and the Lenders party hereto. Unless the context otherwise requires, capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Fourth Amended and Restated Credit Agreement dated as of December 16, 2005 (as previously amended and as hereby modified and as may be modified, supplemented, amended or amended and restated from time to time, the “Credit Agreement”), whereby the Lenders have made available to the Borrower a term loan B facility and a revolving credit facility with a letter of credit subfacility and a swing line subfacility; and

WHEREAS, the Borrower, the Parent and RTS MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 19, 2007, along with Radiation Therapy Investments, LLC, a Florida limited liability company and owner of the Parent (“RT Investments”) (as a party to the Merger Agreement for purposes of the termination fee section of the Merger Agreement), which Merger Agreement provides for Vestar Capital Partners’ (as owner of RT Investment) purchase of substantially all of the Capital Stock of the Borrower, which the Borrower expects to take place in March or April, 2008.

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive the Event of Default under Section 12.1(o) of the Credit Agreement resulting from the execution, delivery and performance of the Merger Agreement (but not including consummation of the merger transaction thereunder); and

WHEREAS, the Administrative Agent and the Lenders signatory hereto are willing so to effect such waivers as set forth below pursuant to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Credit Agreement. The term “Credit Agreement” as used herein and in the Credit Documents (as defined in the Credit Agreement) shall mean the Credit Agreement as hereby modified.

2. Waivers to Credit Agreement. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby waive any Default or Event of Default arising under Section 12.1(o) of the Credit Agreement solely as a result of the execution, delivery and performance of the Merger Agreement (but not including consummation of the merger transaction thereunder).

The waiver set forth in this Section 2 is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be effected hereby.

3. Representations, Warranties and Covenants. The Borrower hereby represents, warrants and covenants that:

(a) The representations and warranties made by the Borrower in Article VIII of the Credit Agreement are true on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b) There has been no Material Adverse Change in the condition, financial or otherwise, of the Borrower since the date of the most recent financial reports of the Borrower delivered pursuant to Section 9.1 of the Credit Agreement;

(c) The business and properties of the Borrower are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

(d) No Default or Event of Default, other than those addressed herein, if any, has occurred and is continuing immediately prior to the effectiveness of this Agreement and no Default or Event of Default is continuing immediately after the effectiveness of this Agreement.

4. Conditions. This Agreement shall become effective as of the date hereof upon the Borrower delivering to the Administrative Agent the following:

(a) a counterpart of this Agreement duly executed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and such Lenders as are necessary to constitute the Required Lenders, the Required Revolving Lenders, the Swing Line Lender and the Issuing Bank;

(b) all fees and expenses payable by the Borrower by reason of this Agreement; and

(c) such other documentation, instruments, consents and agreements as the Administrative Agent shall reasonably request.

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5. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Credit Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

6. Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

7. Documentation. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Administrative Agent and its counsel.

8. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement.

9. Ratification. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Credit Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

10. Consent of the Subsidiary Guarantors. Each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms, reaffirms and ratifies in all respects the Subsidiary Guaranty to which such Subsidiary Guarantor is a party (including without limitation the continuation of such Subsidiary Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments contemplated hereby) and the enforceability of the Subsidiary Guaranty against such Subsidiary Guarantor in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, and effective as of the day and year first above written.

BORROWER:

RADIATION THERAPY SERVICES, INC.

By:	/s/ David N.T. Watson
Name:	David N. T. Watson
Title:	Executive Vice President – Chief Financial Officer

GUARANTORS:

21ST CENTURY ONCOLOGY OF KENTUCKY, LLC

By:	/s/ David N.T. Watson
Name:	David N. T. Watson
Title:	Chief Financial Officer

21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF ALABAMA, INC.
21ST CENTURY ONCOLOGY OF HARFORD COUNTY, MARYLAND LLC
21ST CENTURY ONCOLOGY OF JACKSONVILLE, INC.
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
21ST CENTURY ONCOLOGY, INC.
21ST CENTURY PALMETTO, LLC

By:	/s/ David N.T. Watson
Name:	David N. T. Watson
Title:	Vice President

LIMITED WAIVER

TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AMERICAN CONSOLIDATED TECHNOLOGIES, LLC
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, INC.
PHOENIX MANAGEMENT COMPANY, LLC
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
CAROLINA RADIATION AND CANCER TREATMENT CENTER, INC.

By:	/s/ David N.T. Watson
Name:	David N. T. Watson
Title:	Vice President

LIMITED WAIVER

TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, as Swing Line Lender and as Issuing Lender

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

FIFTH THIRD BANK

By:	/s/ Jim Allgood
Name:	Jim Allgood
Title:	Senior Vice President

SUNTRUST BANK

By:	/s/ John W. Teasley
Name:	John W. Teasley
Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Tesch
Name:	Kirk Tesch
Title:	Vice President

REGIONS BANK

By:	/s/ Craig Gardella
Name:	Craig Gardella
Title:	Senior Vice President

NATIONAL CITY BANK OF KENTUCKY

By:	/s/ Deroy Scott
Name:	Deroy Scott
Title:	Senior Vice President

CAROLINA FIRST BANK

By:	/s/ Kevin M. Short
Name:	Kevin M. Short
Title:	Executive Vice President

THE INTERNATIONAL BANK OF MIAMI, N.A.

By:	/s/ Panaylotis Ch. Zotos
Name:	Panaylotis Ch. Zotos
Title:	Senior Vice President

LASALLE BANK, NATIONAL ASSOCIATION

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

LIMITED WAIVER

TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT